CONFIDENTIAL


                                  CONFIDENTIAL



                              DISTRIBUTOR AGREEMENT

                                     BETWEEN

                          IPC INFORMATION SYSTEMS INC.

                                       AND

                          TRADE WIND MARKETING PTY LTD

                                       FOR



                       THE DISTRIBUTION OF PRODUCTS IN THE
                             TERRITORY OF AUSTRALIA

                              AGREEMENT REFERENCE:
                                IPC/D/ASPAC/08/99





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                                    CONTENTS

Preamble and Recitals

Clauses           1.       Definitions
                  2.       Term
                  3        Appointment
                  4.       Relationship of the Parties
                  5.       The Products
                  6.       Prices and payment
                  7.       Ordering procedure and Conditions of Sale
                  8.       Minimum Sales Figure
                  9.       Intellectual Property Rights
                  10.      Use of Trade Marks and trade names
                  11.      Intellectual Property Rights Indemnity
                  12.      Termination/Expiration
                  13.      Confidentiality
                  14.      Force Majeure
                  15.      Distributor Indemnity
                  16.      Limitation of Liability
                  17.      Insurance
                  18.      General
                  19.      Applicable Law and Jurisdiction

Schedules         1.       The Products
                  2.       Distributor's Obligations
                  3.       IPC Information Systems Inc.'s Obligations
                  4.       IPC Information Systems Inc.'s Conditions of Sale
                  5.       Training
                  6.       Repair Return Procedure
                  7.       Software License





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                                  CONFIDENTIAL




                   AGREEMENT FOR THE DISTRIBUTION OF PRODUCTS


THIS AGREEMENT is made on the 30th day of August, 1999

BETWEEN

IPC INFORMATION SYSTEMS INC., a company incorporated under the laws of Delaware, USA whose principal office is at 81 Pine Street, New York, New York, 10005 hereinafter referred to as "IPC Information Systems Inc."

AND

TRADE WIND MARKETING PTY LTD ACE 052 100 455, trading as TRADE CENTRE PRODUCTS a company having its registered office at Level 27 Grosvenor Place, 225 George Street, Sydney NSW 2000, Australia hereinafter referred to as "the Distributor".

WHEREAS

1. IPC Information Systems Inc. is engaged in the promotion, sale, lease and licensing of certain telecommunications equipment including those that are detailed in Schedule 1 hereto (hereinafter, the "Products").

2. The Distributor is engaged in the business of sales, installation, maintenance of and support services for computer communications products in Australia and wishes to sell the Products in the Territory (as hereinafter defined).

3. While retaining its right to sell the Products both directly to customers and, at its option, through other distributors in the Territory, and to provide them with installation, maintenance and support services in the Territory, IPC Information Systems Inc. wishes to appoint the Distributor, subject to the terms, conditions and schedules of this Agreement, to be a non-exclusive distributor for the promotion, marketing, sale and general support of the Products as detailed in Schedule 1 in the Territory.

NOW THEREFORE IT IS HEREBY AGREED as follows:

1         DEFINITIONS

1.1 In addition to those words and phrases defined elsewhere within this Agreement, the following words shall be construed as having the following respective meanings:

         "Agreement"                     means the terms and  conditions set out
                                         in this  document  as it may be amended
                                         from  time to time in  accordance  with
                                         Clause  18.6  hereof,   including   any
                                         schedules  and  annexes  hereto and any
                                         other document  expressly  incorporated
                                         into this Agreement;





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                                  CONFIDENTIAL


         "Confidential Information"      means any  information in whatever form
                                         recorded in writing,  electronically or
                                         otherwise   which  is   designated   in
                                         writing   by  either   party  as  being
                                         confidential  or which by its nature is
                                         confidential     including,     without
                                         limitation,  information  in respect of
                                         the parties' business affairs or plans,
                                         and for the avoidance of doubt,  in the
                                         case of IPC Information Systems,  Inc.,
                                         Confidential    Information    includes
                                         information  relating to  Equipment  or
                                         Software, Intellectual Property Rights,
                                         Documentation, financial data, business
                                         plans,  marketing  strategies and other
                                         competitively   sensitive  information,
                                         information  relating to customers  and
                                         contractual information,  including the
                                         terms of this Agreement;

         "COP" means Carriage and Insurance Paid as defined in the International Chamber of Commerce Incoterms 1990 Edition;

         "Equipment"                     means  the  hardware  forming a part of
                                         the Product,  for which the Distributor
                                         takes title and sells onto customers in
                                         the  Territory,  as well as all  spare,
                                         replacement and  maintenance  parts and
                                         supplies purchased from IPC Information
                                         Systems,  Inc. used in connection  with
                                         such Equipment;

         "Initial Term"                  means  the  duration  of the  Agreement
                                         prior  to  any  extension  and  without
                                         prejudice   to  any   other   term   or
                                         condition within this Agreement, as set
                                         out in Clause 2. 1;

         "Intellectual Property Rights"  means  patents,  Trade  Marks,  service
                                         marks,     design    rights    (whether
                                         registrable or otherwise), applications
                                         for  any of the  foregoing,  copyright,
                                         know-how,   trade  secrets,   trade  or
                                         business names and other similar rights
                                         or   obligations,    whether   or   not
                                         registrable,   either  in  the   United
                                         States of America or the Territory;

         "IPC Group Company" means any company which controls or is controlled, directly or indirectly, by IPC Information Systems Inc. whether through the holding or controlling of a majority of voting rights or the right to appoint or remove a majority of the board of directors or otherwise;

         "Minimum Sales Figure"          means the amount  specified in Clause 8
                                         which  represents  the minimum value of
                                         the   orders   to  be   placed  by  the
                                         Distributor with IPC Information



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                                  CONFIDENTIAL


                                         Systems   Inc.   for  the  Products  as
                                         detailed in Clause 8 herein;

         "Notice Date"                   means  the  day  on  which   notice  of
                                         termination  of this Agreement is given
                                         by either  party to the other  pursuant
                                         to  this  Agreement,  and in the  event
                                         this     Agreement    is     terminated
                                         automatically  without the  requirement
                                         for advance notice, "Notice Date" shall
                                         mean the date of termination;

         "Party", "Parties"              means IPC  Information  Systems Inc. or
                                         its   permitted   successor   and   the
                                         Distributor    as   parties   to   this
                                         Agreement,  individually or together as
                                         the case may be;

         "Prices" means the charges for the Products levied by IPC Information Systems Inc. on the Distributor;

         "Products"                      means  the   product  or   products  as
                                         specified  in  Schedule  1,  which  the
                                         Distributor will promote, sell, install
                                         and  maintain  and  generally   support
                                         under  the  terms  of  this  Agreement,
                                         consisting of Equipment and Software.

         "Purchase Order"                means a formal  written  order  request
                                         from the Distributor in accordance with
                                         IPC    Information    Systems    Inc.'s
                                         Conditions of Sale,  which shall become
                                         an order  between the Parties  upon its
                                         formal  acceptance  by IPC  Information
                                         Systems Inc.;

         "Software"                      means  any set of one or more  computer
                                         programs which is composed of routines,
                                         subroutines,    concepts,    processes,
                                         algorithms,    formulas,    ideas,   or
                                         know-how,    all    of    which    are,
                                         confidential  and  proprietary  to  IPC
                                         Information  Systems  Inc.  and/or  its
                                         suppliers  and may  consist  of (i) IPC
                                         Information Systems Inc. or third-party
                                         proprietary    operating    system   or
                                         proprietary application Software either
                                         embedded in memory  circuits within the
                                         associated  Equipment  or  provided  to
                                         Distributor on physical  media; or (ii)
                                         third-party    operating    system   or
                                         application     Software    which    is
                                         distributed   to   Distributor  by  IPC
                                         Information  Systems  Inc.  on physical
                                         media   "   shrink-wrapped"    by   the
                                         manufacturer.  The term Software  shall
                                         also include  (i)corrections,  patches,
                                         updates  or   revisions   to   Software
                                         originally   distributed;    and   (ii)
                                         Software  documentation  which consists
                                         of  publications in human readable form
                                         supplied  with  Software to explain the
                                         construction,  operation, and/or use of
                                         the   Software   by    Distributor   or
                                         customers. All Software



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                                  CONFIDENTIAL


                                         distributed  under this Agreement shall
                                         be subject to the terms of Clause 9 and
                                         the  Software   License  set  forth  in
                                         Schedule 7 hereto.

         "Territory"                     means Australia.

         "Trade Marks" means, without limitation, all trade marks, service marks, trade names, logos and the get up and trading style of "IPC Information Systems Inc." or any IPC Group Company as used in connection with the Products and related packaging, whether registered or not;

1.2 Any reference in this Agreement to day(s), month(s) or year(s) shall be construed as Gregorian calendar day(s), month(s) or year(s).

1.3 The headings in this Agreement are for convenience only and shall not affect its interpretation.

1.4 Any reference in this Agreement to the plural shall include the singular and vice versa.

1.5 Any reference in this Agreement to Clauses and Schedules are to Clauses and Schedules hereto which together form an integral part of this Agreement.



2        TERM

2.1 This Agreement shall commence on the date first mentioned above and, subject to Clause 2.2 hereof, shall continue for an Initial Term of twenty-four (24) calendar months. Thereafter, unless sooner terminated in accordance with Clause 2.2 hereof, the duration of this Agreement shall continue until such time as either party terminates this Agreement by giving to the other party written notice of termination which shall become effective sixty (60) calendar days after the Notice Date.

         2.2 This Agreement may only be terminated in the following circumstances:2.2.1 Upon expiry of the Initial Term if either party has given written notice of termination at least sixty
                (60) calendar days prior to the expiration date of the Initial Term, or at any time after expiry of the Initial Term upon sixty
                (60) calendar  days' prior written  notice as provided in Clause
                2.1 above; and If IPC Information Systems Inc. for a continuous period of Ninety Days refuses to accept correctly submitted Purchase Orders for Products or refuses to provide quotations for Products, the Distributor shall have the right to terminate this Agreement by giving not less than sixty (60) days' notice in writing to IPC Information Systems Inc.

         2.2.2  Pursuant to the provisions of Clauses 3, 8 and 12 below.




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                                  CONFIDENTIAL


3.       APPOINTMENT

3.1 IPC Information Systems Inc. hereby appoints the Distributor on a non-exclusive basis as IPC Information Systems Inc.'s distributor for sale, installation and servicing of the Products in the Territory in accordance with the terms and conditions of this Agreement and in such capacity the Distributor shall perform the obligations as detailed in this Agreement.

3.2 IPC Information Systems Inc. retains its right at all times to sell the Products and anyother products or services in the Territory and to have such delivered, installed, tested, maintained and supported, either:

         (i)    directly  itself or by and through any other IPC Group  Company;
                or by

         (ii) any third party/parties that IPC Information Systems Inc. may appoint for that purpose

         Provided only Than IPC Information Systems Inc. shall provide the Distributor reasonable notice (not less that 60 days) of it's intention to so do and provide the distributor the opportunity to negotiate an alternative course of action, BUT nothing herein shall restrict its rights to do so in any way or create any liability whatsoever of IPC Information Systems Inc. to the Distributor.

         (iii) Should either of the above options occur then IPC Information Systems Inc. will discuss and review the following with the Distributor.

         a)     Minimum Sales Figure
         b)     Clause 3.6
         c) Expenditure incurred by the Distributor in respect to clauses 3.7, 3.8, 10.1.5 and 12.3.

3.3 Nothing herein confers any right upon the Distributor itself to appoint (or to purport that it has appointed) any third party as a distributor or sub-distributor of the Products in the Territory.

3.4 The Distributor warrants on a continuing basis throughout the term of this Agreement that it is a registered legal entity in the Territory, that it has the legal capacity and authority to enter into this Agreement, and that it has validly and effectively executed and delivered this Agreement.

3.5      The Distributor shall:

         3.5.1 comply with all applicable laws and regulations in respect of the import, distribution, installation, connection and maintenance of the Products and the performance of the Distributor's obligations hereunder, and the Distributor shall indemnify IPC Information Systems Inc. against any liability resulting from its failure to comply with such laws and regulations;

         3.5.2 not by itself or with others engage or participate in any illegal, deceptive, misleading or unethical practices including, but not limited to a practice which may result in the disparagement of the Products or IPC Information Systems Inc. or engage or participate in other practices which may be detrimental to the Products, IPC Information Systems Inc. or the public interest; and

         3.5.3 provide IPC Information Systems Inc., at its request, with a copy of audited or certified financial statements of Distributor, including a balance sheet, income statement and statement of changes in financial position, for the most recent fiscal year of Distributor, together with unaudited financial statements on a quarterly basis; and

         3.5.4 permit IPC Information Systems Inc. and its authorized agents at all reasonable times and with prior notice to enter any of the Distributor's premises for the purpose of ascertaining that Distributor is complying with its obligations under this Agreement.

3.6 For as long as this Agreement remains in effect, and for a period of one (1) year following the termination of this Agreement for any reason, Distributor shall not, without the prior written consent




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         of IPC  Information  Systems Inc.,  directly or indirectly,  (i) own or operate any business or engage in any activities relating to the distribution or manufacture of telephone systems that compete with its activities hereunder; or (ii) become interested as principal, owner, shareholder, partner or agent of any person, firm, corporation or entity engaged therein. Distributor acknowledges that any breach of this provision by Distributor may result in irreparable injury to IPC Information Systems Inc. and, therefore, that in addition to all other remedies provided by law, IPC Information Systems Inc. shall be entitled to both temporary and permanent injunctions and such other and further equitable relief as may be available to prevent a breach or threatened breach of this provision.

3.7 The Distributor shall obtain promptly, at its expense, all necessary licences, certificates, permits, approvals, or other documents (collectively, "Licenses") as may be required by any applicable laws and regulations (i) for the enforceability of this Agreement, including without limitation the performance of all of the Distributor's obligations under this Agreement and the enforcement of IPC Information Systems Inc.'s rights hereunder, and (ii) in order for the Products to be imported into, sold and operated within the Territory. To the maximum extent possible, such Licenses shall be issued in the name of IPC Information Systems Inc. or another IPC Group Company designated by IPC Information Systems Inc. The cost of obtaining all necessary Licences shall be borne by the Distributor. The Distributor shall provide IPC Information Systems Inc. with copies of all such documents upon request.

3.8 IPC Information Systems Inc. shall upon request by the Distributor provide reasonable technical assistance in obtaining any necessary Licenses. However no action or inaction by IPC Information Systems Inc. shall diminish the responsibility of the Distributor to acquire all necessary Licences in respect of all the Products and, should the Distributor fail to do so within sixty (60) days after the effective date of this Agreement, or within sixty (60) days after any requirement for a new or amended License come into effect, as the case may be, IPC Information Systems Inc. shall be entitled to terminate the Agreement with immediate effect without liability of IPC Information Systems Inc. to the Distributor and without prejudice to any other remedies IPC Information Systems Inc. may have under this Agreement.

3.9 The Distributor shall inform IPC Information Systems Inc. as soon as reasonably possible of any change to any laws and regulations governing the import, distribution, installation, connection or maintenance of the Products within the Territory, as well as of any change (or likely anticipated change) to any Licenses affecting any such matters. Where any withdrawal or suspension of any Licences is caused by any action or inaction of the Distributor, IPC Information Systems Inc. shall be entitled to terminate the Agreement with immediate effect without there being any liability of IPC Information Systems Inc. to the Distributor and without prejudice to any other remedies IPC Information Systems Inc. may have under this Agreement.


3.10 IPC Information Systems Inc. shall upon request by the Distributor consider reasonable modifications to the Products required to meet applicable laws or regulations in the Territory. If in the sole discretion of IPC the additional cost or difficulty of modification is such that the distribution of some or all of the Products in the Territory is commercially adversely affected, IPC Information Systems Inc. shall be entitled to (i) amend the Agreement to exclude the affected Products, or (ii) terminate this Agreement with immediate effect, in either case without any liability of IPC Information Systems Inc. to the Distributor.

3.11 The day to day performance of IPC Information Systems Inc.'s obligations under this Agreement shall be performed either by IPC Information Systems Inc. itself or by and through any IPC Group Company as IPC Information Systems Inc. may from time to time determine. Such shall include any obligation arising under any Purchase Order.

4        RELATIONSHIP OF THE PARTIES

4.1 The Distributor agrees that it is an independent contractor fully responsible for its acts, omissions or defaults (including those of its employees, subcontractors or agents) and the Distributor hereby indemnifies IPC Information Systems Inc. against any loss suffered or liabilities or expenses incurred by IPC Information Systems Inc. or any IPC Group Company as a result of such acts,



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                                  CONFIDENTIAL


         omissions or defaults. The Distributor agrees that in all correspondence and other dealings relating directly or indirectly to the Products supplied under this Agreement it shall clearly indicate that it is acting as a distributor and it shall not hold itself out as being part of IPC Information Systems Inc. or any other IPC Group Company, or as an employee, agent, representative, partner, or part of a joint venture with IPC Information Systems Inc. In particular, the Distributor shall not use any IPC Information Systems Inc. trademark in or on its letterhead or company stationery, without prior written permission from IPC Information Systems Inc.

4.2 The Distributor has no authority or power to bind or contract or negotiate in the name of or to incur any debt. or other obligation on behalf of or create any liability against IPC Information Systems Inc. in any way or for any purpose. The Distributor shall transact all business pursuant to this Agreement on its own behalf and for its own account.

4.3 If the Distributor comprises more than one legal person all agreements with IPC Information Systems Inc. shall be joint and several.

5.       THE PRODUCTS

5.1 IPC Information Systems Inc. reserves the right at any time to change the specification or design of any of the Products. In such event, IPC Information Systems Inc. will provide the Distributor, as soon as reasonably practicable and prior to shipment of the Products, with written notice of any changes made to the specification or design of the Products. The Distributor undertakes to advise IPC Information Systems Inc. as soon as reasonably possible of the effect of any such changes on any License that may have been granted relating to the distribution of the Products in the Territory. IPC Information Systems Inc. shall not be under any obligation to make any changes to the Products previously shipped or sold to the Distributor.

5.2 IPC Information Systems Inc. will use its reasonable endeavours not to change specification or design of any Products that have already been ordered by the Distributor pursuant to the procedure detailed herein, unless such changes are, in IPC Information Systems Inc.'s opinion essential, as determined in IPC Information Systems Inc.'s sole discretion. In such circumstances and to the extent reasonably possible IPC Information Systems Inc. shall use its reasonable endeavours to effect such changes without materially diminishing the performance of the Products.

5.3 The timing and introduction of any new product into the Territory shall be in IPC Information Systems Inc.'s sole discretion and there shall be no legal obligation upon IPC Information Systems Inc. to introduce any new product into the Territory, notwithstanding that the same may already have been introduced elsewhere. The Distributor agrees that it will distribute all such new product unless it can obtain the agreement of IPC Information Systems Inc. that there are sound reasons why such new product should not be introduced into the Territory. Subject to agreement to distribute the new product the Distributor shall promptly acquire the necessary Licenses as are required in the Territory for such new product and shall in addition conduct market research as acceptable and reasonable for the new product in the Territory as may be requested by IPC Information Systems Inc.

5.4      Upon  the  inclusion  of any  new  product  into  this  Agreement,  IPC
         Information Systems Inc. shall have the right to make reasonable amendments to Schedule 1, the Minimum Sales Figure, and any other amendments which may be necessary or appropriate as a result of such inclusion.

6        PRICES AND PAYMENT

6.1 Subject to Clauses 6.2 and 6.3 below all Purchase Orders for the Products shall be subject to the Prices as applicable at the date the Purchase Order is accepted by IPC Information Systems Inc. Prices quoted by IPC Information Systems Inc. shall remain valid for acceptance, subject to all terms, conditions and assumptions detailed in IPC Information Systems Inc.'s quotations, for a period of ninety
         (90) days from the date of such quotation. Any quotation of which the validity has expired shall be subject to further confirmation or amendment by IPC Information Systems Inc.




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6.2      Unless and until advised by IPC  Information  Systems Inc.,  Prices for the Products will be based on delivery CIP. Prices will exclude value-added tax and all and any local taxes and duties, all of which shall be for the sole account of the Distributor.

6.3 Payment for the Products shall be made by the Distributor in US Dollars unless otherwise agreed on a case by case basis in writing by IPC Information Systems Inc. Without prejudice to any other rights and remedies, if the Distributor fails to pay for the Products in full by the due date, IPC Information Systems Inc. may, without incurring any liability whatsoever to the Distributor, refuse to deliver further Products under that or any other Purchase Order (notwithstanding that the due date for delivery of such Products may have arrived) until full payment is made.

6.4 IPC Information Systems Inc. shall have the option to decide on a case by case basis whether it is most appropriate to that particular sale to accept payment against invoice or on other terms deemed appropriate by IPC Information Systems Inc. due to the Distributor's financial condition, payment history or other factors, including requiring payment through an irrevocable letter of credit payable to a clearing bank to be approved by IPC Information Systems Inc. with IPC Information Systems Inc. clearly named as beneficiary. All and any costs arising from any letters of credit or other alternative payment arrangements shall be borne by the Distributor.

6.5 Payment is to be made, for new systems, as follows unless an alternative agreement is made with IPC Information Systems Inc. prior to acceptance of a Purchase Order.

                  20% of amount on placement of order

                  50% on complete shipment of order.

                  30% upon final acceptance by the customer or within 30 days of being brought into service, whichever is sooner.

7.       ORDERING PROCEDURE AND CONDITIONS OF SALE

7.1 The Distributor may request IPC Information Systems Inc. to provide a written quotation for supply of the Products at any time. IPC Information Systems Inc. reserves the right not to submit a quotation. Refusal to provide a quotation will be taken into consideration by IPC Information Systems Inc. when reviewing the Minimum Sales Figure.

7.2 The Distributor shall submit all Purchase Orders in writing. Purchase Orders are subject to IPC Information Systems Inc.'s specific written acceptance, except where the Purchase Order is an acceptance by the Distributor of IPC Information Systems lnc.'s written quotation in all respects as provided pursuant to Clause 7.1 above. IPC Information Systems Inc. will inform the Distributor whether or not it will accept the Purchase Order as soon as is reasonably practicable. If IPC Information Systems Inc. accepts the Purchase Order, it will send the Distributor a written acceptance stating the Distributor's Purchase Order number, the price, the delivery date and this Agreement number. Refusal to accept an order will be taken into consideration by IPC Information Systems Inc. when reviewing the Minimum Sales Figure. No Purchase Order may provide for delivery of the Product after notice of termination of this Agreement has been given by either party, and if notice of termination is given by either party at a time when any Purchase Orders are outstanding, IPC Information Systems, Inc. shall have the option to cancel any or all such outstanding Purchase Orders by notice to Distributor.

7.3 All Purchase Orders submitted by the Distributor shall state the following:

         (i)      Products model(s);
         (ii)     the quantities ordered;
         (iii)    the requested dates of availability;
         (iv)     the destination of the Products;
         (v)      reference to this Agreement number;
         (vi)     the method of shipment; and
         (vii) the company's VAT (or taxation registration) number (where applicable).



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                                  CONFIDENTIAL


7.4 Orders for the Product which are accepted by IPC Information Systems Inc. shall be subject to IPC Information Systems Inc.'s Conditions of Export Sale current at the time of acceptance of the Purchase Order. IPC Information Systems Inc.'s Conditions of Sale shall override any contrary or additional conditions proposed by the Distributor unless agreed in advance in writing by IPC Information Systems Inc. for a particular order. In the event that any contrary or additional conditions are included in any Purchase Order, such shall be invalid and shall not apply to IPC Information Systems Inc.

7.5 IPC Information Systems Inc.'s Conditions of Sale current at the commencement of this Agreement are set out in Schedule 4. IPC reserves the right to revise such Conditions of Sale from time to time and in such even IPC shall provide to the Distributor a copy of the revised Conditions of Sale which shall be substituted for current Schedule 4 at IPC's option. In the event of any conflict between IPC Information Systems Inc.'s Conditions of Sale and this Agreement, the then-current Conditions of Sale shall prevail. For the purposes of this Agreement each Purchase Order placed with IPC Information Systems Inc. by the Distributor shall constitute a separate sale and contract in its own right. Notwithstanding the termination of any Purchase Order this Agreement shall remain in full force and effect until such time as the Agreement has either expired or has been terminated in accordance with the provisions herein.

7.6 The Distributor shall, upon signature of a contract or order for the Products with a customer, provide IPC Information Systems Inc. if reasonably so requested with a copy of the same.



8.       MINIMUM SALES FIGURE

8.1 The Distributor shall purchase from IPC Information Systems Inc. during the first twelve-(12) months of this Agreement, and thereafter during each successive twelve (12) month period, quantities of the Products equal to or greater than the respective applicable Minimum Sales Figure amounts specified in Clauses 8.4 and 8.5.

8.2 For the purpose of determining the Distributor's performance in meeting its obligations under Clause 8.1, an executed Purchase Order for the Product shall constitute a purchase on the date of IPC Information Systems Inc.'s acceptance of the Purchase Order. However, any Purchase Order which is subsequently canceled for whatever reason shall not contribute to the Minimum Sales Figure, and the actual sales figure achieved by the Distributor shall be adjusted by the amount with which any Purchase Order is subsequently increased or reduced in value for whatever reason.

8.3 In the event that the Distributor fails to achieve the Minimum Sales Figure applicable to any period under this Agreement, IPC Information Systems Inc. may, at its discretion on written notice terminate this Agreement for the Distributor's default.

8.4 The Minimum Sales Figure for the first twelve (12) month period of the term of this Agreement is US Two Million Dollars ($2M.). This and all subsequent Minimum Sales Figures are to be expressed in US Dollars and exclude all taxes, duties and transportation costs.

8.5 Not less than sixty (60) days before the end of the period specified in Clause 8.1 and each period of twelve (12) months thereafter during the term of this Agreement, the parties shall co-operate in good faith to agree a new minimum sales figure which shall constitute the Minimum Sales Figure for the succeeding twelve (12) months. Both parties shall use their reasonable efforts to mutually agree the Minimum Sales Figure. However if after a period of thirty (30) days the parties fail to agree then IPC Information Systems Inc. reserves the right, at its discretion, either to specify the Minimum Sales Figure for the Distributor or to terminate this Agreement.

9.       INTELLECTUAL PROPERTY RIGHTS

9.1      All Intellectual Property Rights in

                                  CONFIDENTIAL


         i)       the Products;
         ii)      all documents and manuals supplied with the Products;
         iii)     the Software; and,
         iv)      all Trade Marks,

         shall remain the absolute property of IPC Information Systems Inc. or its licensors. No licence or other right is granted except as expressly set out in this Agreement.

                  [NOTE: SOFTWARE LICENSING PROVISIONS ARE
                  SUBJECT TO REVISION BY IPC]

9.2 Upon payment in full of the applicable Purchase Price for Equipment and Software, and subject to the terms of this Agreement and in particular the Software License in Schedule 7 hereto, IPC Information Systems Inc. grants to the Distributor:

         9.2.1 a paid-up, non-exclusive, non-transferable personal licence to use, solely in conjunction with the purchased Equipment, any Software supplied to Distributor by IPC Information Systems Inc. for such purpose, on the terms contained in Schedule 7, Software License; and

         9.2.2 a paid-up, non-exclusive, non-transferable license to grant non-exclusive sublicenses of the right to use Software solely in conjunction with the purchased Equipment, conditioned upon the Distributor's obtaining from end user Customers an executed End-User Software Sublicense in the form and containing all the terms and conditions of the Software License in Schedule 7.]

9.3 In addition to the Software described in clause 9.2 above, IPC Information Systems Inc. may provide to the Distributor, on physical media "shrink-wrapped" by the manufacturer, third-party operating system or applications software. The license allowing the end-user to use such shrink-wrapped Software is an agreement between the manufacturer and the end-user, is contained within the shrink-wrap and is activated when the end-user opens the shrink-wrap.

9.4      The Distributor is not permitted to:

         i) modify, adapt, enhance or otherwise alter the Products or their shape, appearance or technical specification; or

         ii) gain access to, install, maintain or modify the Software or attempt to do so except as expressly set out in prior written instructions of IPC Information Systems Inc.

9.5 Distributor's obligations under this Clause 9 and the Software License in Schedule 7 shall survive the expiration or termination of this Agreement, regardless of the reason for such expiration or termination.



10       USE OF TRADE MARKS AND TRADE NAMES

10.1     The Distributor undertakes that:

         10.1.1 in all respects it shall strictly comply with IPC Information Systems Inc.'s written instructions concerning the use of Trade Marks on or in connection with the Products, and in connection therewith the Distributor shall not display or use the Trade Marks in any manner without the prior written approval of IPC Information Systems Inc.;

         10.1.2 it shall not without IPC Information Systems Inc.'s prior written agreement, use any other trade marks on or in connection with the Products and shall not remove, alter or conceal any of IPC Information Systems Inc.'s Trade Marks;

                                  CONFIDENTIAL


         10.1.3 it shall not apply to the Products any other matter in writing that is likely to injure the reputation of the Trade Mark so long as any of the Trade Marks remain on the Products;

         10.1.4   it will give  notice of the  undertakings  in Clauses  10.1.1,
                  10.1.2 and 10.1.3 above to any purchaser of the Products from it and it will require such purchaser to give notice in writing of those undertakings to anyone to whom that purchaser may supply the Products;

         10.1.5 it shall not register or apply to register any Trade Mark or another word or device likely to be confused with them without first obtaining prior written approval from IPC Information Systems Inc., provided however that the Distributor shall upon the request of IPC Information Systems Inc. assist IPC
                  Information Systems Inc. in obtaining and maintaining registrations of the Trade Marks and in maintaining the validity and enforceability of the Trade Marks in the Territory, and in connection therewith the Distributor will at the request of IPC Information Systems Inc. execute such registered user agreements or license agreements relating to the Trade Marks in the Territory as IPC Information Systems Inc. may reasonably request; and

         10.1.6 Following delivery of notice of termination of this Agreement it shall cease using any of the Trade Marks save as permitted in Clause 10.2 below.

10.2 Following delivery of notice of termination of this Agreement and for such period as the Distributor is permitted by the terms of this Agreement to complete the distribution of any stock of Products then held by it:

         10.2.1 subject to all the terms of this Agreement the Distributor shall be permitted to continue to use on or in connection with the Product those Trade Marks applied by IPC Information Systems Inc. to the Products; and

         10.2.2 the Distributor shall cease all other use of the corporate mark and logo of IPC Information Systems Inc. or any IPC Group Company and shall cease immediately to represent that it is an authorised distributor of IPC Information Systems Inc. or make any similar representation.

11       INTELLECTUAL PROPERTY RIGHTS INDEMNITY

11.1 IPC Information Systems Inc. shall, to the extent provided in this Clause 11, indemnify the Distributor against all claims and proceedings arising from infringement (or alleged infringement) of any Intellectual Property Rights enforceable in the Territory or the United States of America arising in connection with the distribution of the Products by the Distributor in accordance with this Agreement. As a condition of this indemnity the Distributor shall:

         i) notify IPC Information Systems Inc. promptly in writing of any allegation of infringement;

         ii)      make no admission relating to the infringement; and

         iii) allow IPC Information Systems Inc. to conduct all negotiations and proceedings and give IPC Information Systems Inc. all reasonable assistance.

11.2 If at any time any allegation of infringement of such patent, design or copyright is made, IPC Information Systems Inc. will to whatever limit is practicable at its own expense (i) procure for the Distributor the right to continue its activities under this Agreement, (ii) modify the Products so as to avoid the infringement, or (iii) replace the Products with non-infringing goods provided that any such modification or replacement does not adversely affect the Products' performance in a material respect.

11.3 The indemnity referred to above will not apply to any infringement or alleged infringement:

                                  CONFIDENTIAL


         i) occasioned by the Distributor's or its customers' use of any of the Products or any part thereof in combination with equipment and/or software not supplied by IPC Information Systems Inc. for use with such Products, or

         ii) caused or contributed to by any specification issued by the Distributor or its customer; or

         iii) caused or contributed to by any act or omission of the Distributor or its customer.

         The Distributor shall indemnify IPC Information Systems Inc. in proportion to the relative causation by the Distributor against all claims and proceedings arising from any infringements incurred in connection the matters described in this Clause 11.3.

11.4 The indemnity referred to in Clause 11.1 above shall be subject to the extent of the indemnity being limited to one million ($1,000,000) US Dollars in respect of all settlements or claims and proceedings in any period of twelve (12) calendar months.

11.5 The indemnity referred to in Clause 11.1 above states IPC Information Systems Inc.'s entire liability in respect of any infringement or alleged infringement of third party intellectual property rights and is in lieu of and replaces all other warranties in that respect including implied warranties.

12       TERMINATION/EXPIRATION

12.1 Either party shall have the right by giving thirty (30) days' written notice to the other to terminate this Agreement forthwith if the other party commits:

         12.1.1 a material or persistent breach of any term of this Agreement and (if that breach is capable of remedy) fails to remedy such a breach within thirty (30) days or such longer period as the parties may mutually agree; or

         12.1.2 any act of bankruptcy or compounds with its creditors; or a petition or receiving order in bankruptcy is presented or made against the other party; or a petition for an administration order is presented in relation to the other party; or a resolution or petition to wind up the other party is passed or presented (otherwise than for reconstruction or amalgamation) or a receiver or administrative receiver is appointed (or the equivalent in all cases of any such event in the jurisdiction of such other party); or

         12.1.3 if a force majeure event as described in Clause 14 shall have occurred and shall persist for a continuous period of three months or for periods aggregating three months or more in any six month period.

12.2 IPC Information Systems Inc. shall also have the right by giving written notice to the Distributor to terminate this Agreement in the circumstances detailed elsewhere in this Agreement forthwith and if:

         12.2.1 there is an actual or threatened material change in the ownership or control of the Distributor, or a material change in its assets or transfer of a material portion of its assets or business; or

         12.2.3 the Distributor shall cease to function as a going concern or to conduct its operation in the ordinary course of business either generally or in any part of the Territory; or

         12.2.4 the Distributor shall or shall threaten or attempt to sell, assign, delegate or transfer any part of its rights or duties under this Agreement without the prior written consent of IPC Information Systems Inc.; or

         12.2.5 there is any breach or threatened breach of Clauses 9, 10, 13 or the Software License.

12.3 The expiry or termination of this Agreement shall be without prejudice to the rights of the parties accrued up to the date of such expiry or termination or to the survival of those rights and obligations

                                  CONFIDENTIAL

         of the parties which are by their nature intended to survive expiry or termination of this Agreement. The Distributor agrees that regardless of the reason for termination of this Agreement, it shall not be entitled, upon termination or expiration, to payment or compensation of any kind upon such termination or expiration for (i) Distributor' s prior efforts in promoting or creating goodwill for the Products or IPC Information Systems Inc.; (ii) any of Distributor' s costs incurred in the performance of this Agreement; (iii) any of Distributor, s costs incurred as a result of termination; or (iv)any loss of profit and/or potential profit caused by such termination.

12.4     Upon expiry or termination of this Agreement:

         12.4.1 the Distributor shall discontinue using any of the Trademarks or other intellectual property rights relating to the Product and shall cease to distribute or otherwise deal with the Product and shall not represent that it is an authorised distributor of IPC Information Systems Inc.; and

         12.4.2 the Distributor shall, within seven (7) days after the Notice Date and at IPC Information Systems Inc.'s option, either return or destroy all Software, documents, technical information and any other data including any copies made of the same (other than standard correspondence, letters and the like) which have been supplied to it by IPC Information Systems Inc. and are still in its possession or under its control; provided that IPC Information Systems Inc. may authorise the Distributor to retain any information which is essential for the sale of unsold stock not repurchased pursuant to Clause 12.5 below. An officer of the Distributor shall, within the said seven (7) days, furnish IPC Information Systems Inc. with a certificate certifying that the Distributor has complied with its obligations in this Clause 12.4.2;

         12.4.3 all orders for Products not already delivered as of the Notice Date shall at the option of IPC Information Systems Inc. be canceled;

         12.4.4 all outstanding unpaid invoices in respect of the Products shall become immediately due and payable as of the Notice Date; and

         12.4.5 the Distributor shall execute and deliver as promptly as practicable following the Notice Date all documents reasonably required by IPC Information Systems Inc. to accomplish and evidence complete termination of this Agreement.

12.5 Within seven (7) calendar days after the Notice Date the Distributor shall deliver to IPC Information Systems Inc.:

         (i) a complete list of the customers of all Products and their addresses, contact personnel and contact information;

         (ii) a complete list of IPC Products, spare parts and other associated inventory which are in the Distributor's stock, including the part number, description of the item, quantity held, dates of purchase and "landed cost" (i.e., net price paid by the Distributor together with transportation costs and customs duties paid by the Distributor in respect thereof), which list shall separately list and identify unused and used inventory; and

         (iii) complete copies of all executory contracts relating to the sale, installation or service of IPC Products, i.e., those that have not been fully performed and completed as of the Notice Date.

12.6 IPC Information Systems Inc. shall, within thirty (30) days after the Distributor delivers the information described in Clause 12.5, have the option to repurchase some or all of the Products in Distributor's inventory. For Products that can be sold as new merchandise, the repurchase price shall be based upon the " landed cost" . For Products that cannot be sold as new merchandise, the repurchase price shall be agreed upon by the parties. IPC Information Systems Inc.'s determination with respect to classification of Products as "new" shall be final. Distributor agrees to deliver such Products to IPC
         Information  Systems  Inc.  to  such  destination  designation  by  IPC
         Information Systems Inc. within ten (10) days after IPC Information Systems Inc. has given Distributor notice

                                  CONFIDENTIAL


         of its exercise of such option, and the price therein specified shall be paid, at IPC Formation Systems Inc., sole option, in cash or as a credit against any indebtedness then owing by Distributor to IPC Information Systems Inc. within ten (10) days after such delivery.

12.7 Within thirty (30) days after the Distributor delivers the information described in Clause 12.5, the Distributor shall, at IPC Information Systems Inc.'s request and sole discretion, use its best efforts to effect an assignment or novation to IPC Information Systems Inc. or to a person or persons designated by IPC Information Systems Inc. such of Distributor's then existing and executory quotations, proposals and contracts relating to the sale, installation or service of Products as specified by IPC Information Systems Inc. in a written notice to the Distributor. In order to facilitate such assignment or novation, Distributor shall cause its contracts with its Customers to contain a provision permitting the assignment or novation thereof to IPC Information Systems Inc. or to IPC Information Systems Inc.' s designee upon termination or expiration of this Agreement. IPC Information Systems Inc. and the Distributor shall deliver a joint notice of such assignment/nova/ion to all such customers in a form prepared by IPC Information Systems Inc., and IPC Information Systems Inc. and Distributor shall enter into any formal deeds or agreements deemed by IPC formation Systems Inc. to be necessary or appropriate to effect such assignment/nova/ion. Where there are either pre-payments or amounts owing in respect of such executory contracts, IPC Information Systems Inc. and the Distributor shall make a financial settlement at the time of assignment/nova/ion.

12.8 In the event IPC Information Systems Inc. exercises its options under Clauses 12.6 and/or 12.7, the sales, assignments/novations and payments shall occur on a date designated by IPC Information Systems Inc. as promptly as practicable after Distributor's compliance with Clause 12.5, and the Agreement shall be deemed terminated from and after that date.

13.      CONFIDENTIALITY

13.1 The parties agree to keep confidential any Confidential Information supplied or disclosed to them by the other party or whenever obtained under or in connection with this Agreement and shall not use or disclose such information or any part of it to any person without prior written consent.

13.2 The Distributor agrees to use any Confidential Information supplied or disclosed to it by IPC Information Systems Inc. solely for the purpose of the promotion and distribution of the Products.

13.3     In particular, the Distributor acknowledges that:

         i)       the Software,

         ii) the ideas, principles and algorithms which underlie or are contained within the Software and including any interface information or information required for interoperability and,

         iii)     the  operating  manuals  or  other  associated   documentation
                  supplied with the Products

         are all Confidential Information and valuable trade secrets of IPC Information Systems Inc. and its licensors.

13.4 The restrictions in this Clause 13 shall not apply to information which:

         13.4.1 is in the public domain otherwise than by breach of this Agreement;

         13.4.2 was previously in the possession of the receiving party and which was not acquired directly or indirectly from the disclosing party;

         13.4.3 is lawfully obtained from a third party who is free to disclose the same; or

         13.4.4   the receiving party is obliged by a court order to disclose.

                                  CONFIDENTIAL


13.5 Where disclosure of information to a third party (including but not limited to the Distributor's customers, employees and agents) is necessary for the performance by the Distributor of its obligations hereunder, the Distributor shall, prior to any such disclosure, procure that such persons are bound by the provisions of this Clause 13 and, if requested by IPC Information Systems Inc., shall obtain duly binding undertakings from such persons in favour of IPC Information Systems Inc.
         to this effect.

13.6 If the Distributor becomes aware of any breach of confidence by any of its customers, employees, and agents, it shall promptly notify IPC Information Systems Inc. and give IPC Information Systems Inc. all reasonable assistance in connection with any proceedings IPC Information Systems Inc. may institute against any such persons.

13.7 Distributor acknowledges that any breach or threatened breach of this Clause 13 may result in irreparable harm to IPC Information Systems Inc. In that event, the Distributor agrees that in addition to all other remedies provided by law, LPC Information Systems Inc. shall be entitled to both temporary and permanent injunctions and further equitable relief as may be available to prevent a breach or threatened breach of this provision.

13.8 The obligations of the parties contained in this Clause shall continue in force for a period of five (5) years from the date of expiry or termination of this Agreement.

14       FORCE MAJEURE

14.1 Neither Party shall be liable for any breach of this Agreement (other than the failure to pay money amounts owing) due to any cause beyond its reasonable control including but not limited to: Act of God, insurrection or civil disorder, war (whether declared or not) or military operations, national or local emergency, acts or omissions of government, highway authority or other competent authority, its compliance with any statutory obligation or an obligation under a statute, industrial disputes of any kind (whether or not involving either party's employees), fire, lightning, explosion, flood, subsidence, weather of exceptional severity, acts or omissions of persons for whom neither Party is responsible (including, in particular, telecommunication service providers).

14.2 If either Party is affected by a Force Majeure event, it will immediately notify the other Party and shall take all reasonable steps to alleviate the effects of such event.

15.      DISTRIBUTOR'S INDEMNITY

15.1 Because IPC Information Systems Inc. will have no contractual relationship with any customers to whom the Distributor sells the Products, the Distributor undertakes to make appropriate arrangements with such customers to ensure that the provisions of Clauses 9, 10, 11 and 13 have effect as between the Distributor and its customers and to use its best endeavours to ensure that any such terms are enforced. The Distributor agrees to indemnify IPC Information Systems Inc. against all loss and damage resulting from the failure of any such customer to observe any of these requirements.

15.2 The Distributor hereby agrees to indemnify IPC Information Systems Inc. against all costs, claims, demands, actions and proceedings which may be brought against IPC Information Systems Inc. by any third party (other than such as may relate to (i) an Intellectual Property infringement to which Clause 11 applies or (ii) any liability assumed by IPC Information Systems Inc. in accordance with Clause 16) arising out of or in connection with the performance or non-performance by Distribution of its obligations under this Agreement.

16       LIMITATION OF LIABILITY

16.1 IPC Information Systems Inc. accepts liability for its own negligence to the extent stated in Clause 11 and this Clause 16, but not otherwise. Except where expressly contained in this Agreement IPC Information Systems Inc. has no obligation duty or liability in contract, tort (including negligence) or otherwise.




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                                  CONFIDENTIAL


16.2 IPC Information Systems Inc. does not exclude or restrict liability for death or personal injury resulting from its own negligence.

16.3 In any event IPC Information Systems Inc.'s liability in contract, tort (including negligence) or otherwise arising by reason of or in connection with this Agreement or howsoever otherwise shall be limited to two million US Dollars ($2,000,000).

16.4 In any event in no circumstances shall IPC Information Systems Inc. be liable in contract, tort (including negligence) or otherwise for loss (whether direct or indirect) of profits, business or anticipated savings, or for any indirect or consequential loss or damage whatever.

16.5 Each provision of this Clause 16 is to be construed as a separate limitation applying and surviving even if for any reason one or other of the said provisions is inapplicable or held unreasonable in any circumstances and shall remain in force notwithstanding

17       INSURANCE

17.1 The Distributor shall at its own expense effect and maintain in place throughout the duration of this Agreement such insurance as it deems appropriate in respect of its obligations under this Agreement but such insurance which shall be on a claims occurring basis shall include as a minimum:

         a)       workman's   compensation   insurance   to   comply   with  the
                  requirements of any Government legislation; and,

         b) public liability insurance in respect of bodily injury and damage to property with an indemnity limit of not less than two million US Dollars ($2,000,000).

         The Distributor shall ensure that each subcontractor used in relation to this Agreement shall similarly effect and maintain insurance of the type referred to above.

17.2 The Distributor shall at IPC Information Systems Inc.'s request provide evidence to IPC Information Systems Inc.'s reasonable satisfaction that such insurance has been obtained and is in place. Should IPC Information Systems Inc. not be satisfied that such insurance is in place then IPC Information Systems Inc. may arrange appropriate insurance cover against any risk to which such failure may occur. All and any premiums for such insurance shall be to the sole account of the Distributor.

17.3 The Distributor shall notify IPC Information Systems Inc. as soon as it becomes aware of any event arising in connection with this Agreement which the Distributor believes may give rise to any claim under any insurance policy falling within the terms of this Clause 17.

17.4 The provisions of this Clause 17 shall not be deemed in any way to limit the Distributor's liability under this Agreement.

18       GENERAL

18.1     Entire Agreement

         This Agreement constitutes the entire understanding between the parties on the subject of the Distributor relationship and supersedes all prior agreements and understandings between the parties, whether written or oral, relating to the subject matter.

18.2     Invalidity

         If any provision of this Agreement is found to be invalid or unenforceable by a court having jurisdiction of the matter, the invalidity or unenforceability of the provisions shall not affect the valid and enforceable provisions of this Agreement. The parties shall endeavour to replace any invalid or unenforceable provisions in such a way that the new clause shall differ as little as possible from the scope and intention of the invalid or unenforceable provisions, taking into account the object and the purpose of this Agreement. If such mutual Agreement cannot be reached within sixty



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                                  CONFIDENTIAL


         (60) days after such finding of invalidity or unenforceability, either Party shall have the right to terminate the Agreement forthwith on thirty (30) days' written notice.

18.3     Assignment

         Neither party shall be entitled to assign or otherwise delegate its rights and obligations under this Agreement without the prior written consent of the other party except that the Distributor agrees that IPC Information Systems Inc. may assign or novate such rights and obligations to any IPC Group Company or to any company where IPC Information Systems Inc. has effective control.

18.4     Waiver

         Failure or neglect by either party to enforce any of the provisions of this Agreement shall not be construed nor shall be deemed to be a waiver of such party's rights nor prejudice such party's rights to take subsequent action.

18.5     Authentic Text

         The text of this Agreement in the English language is the authentic text and any difficulties or uncertainties in interpretation arising shall be solved solely by reference to this text.

         The notes and marginal terms, clause and sub-clause headings in this Agreement shall not be deemed to be part thereof nor affect the meaning or interpretation of this Agreement.

         In the event of any conflict between the Schedules attached to this Agreement and the Agreement, the latter shall prevail.

18.6     Amendment

         This Agreement may only be amended in writing duly signed by both parties. Any such amendment will only come in to force when both parties have agreed and signed a variation to this Agreement.

18.7     Notices

         Any notice required to be served on one party by the other shall be given by personal delivery or sent by registered international airmail with postage prepaid, recognized international courier service, or facsimile transmission to the party to be notified at the address set out below (or such other address as the addressee shall have for the time being notified to the party giving notice):

         For IPC Information Systems Inc.:

         The Finance Director
         IPC INFORMATION SYSTEMS INC.
         81 Pine Street
         New York, NY 10005
         USA
         Facsimile No.: +1 (212) 248-1520

         For the Distributor:

         The Marketing Director
         Trade Wind Marketing Ply Ltd.
         Level 27 Grosvenor Place
         225 George Street
         Sydney
         New South Wales 2000
         Australia
         Facsimile No: +61-2-9250-8890




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                                  CONFIDENTIAL

         Any such notice shall be deemed to be given, in the case of hand delivery or recognized international courier service, upon receipt; in the case of electronic facsimile, upon receiving confirmation by the sending machine of receipt at the designated facsimile number, and in the case of in the case of airmail, seven (7) days after dispatch.

19       APPLICABLE LAW AND JURISDICTION

19.1 The construction, validity and performance of this Agreement shall be governed in all respects by the substantive law of the State of New York, USA applicable to agreements to be made and performed therein. The parties hereby submit to the nonexclusive jurisdiction of the courts of the State of New York and the federal courts of the USA located therein.

19.2     Arbitration

         (a) Any bona fide dispute arising out of or relating to this Agreement or the breach, termination or validity thereof, which has not been resolved within sixty (60) days of notice thereof by the party claiming a dispute, shall be finally settled by arbitration conducted in accordance with the International Arbitration Rules of the American Arbitration Association by three independent and impartial arbitrators, of whom each party shall appoint one.

         (b) The place of arbitration shall be the State of New York, County of New York, U.S.A. and all proceedings shall be in English. The arbitration shall be governed by the substantive law of the State of New York, exclusive of its conflict of laws rules, and the law applicable to the arbitration procedure shall be the United States Arbitration Act, 9 U.S.C.
                  Section 1 et seq. Judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof.

         (c) The parties agree that (i) the award of the arbitrators shall be the sole and exclusive remedy between them regarding any claims, counterclaims, issues or accountings presented or pled to the arbitrators; that is shall be made and shall promptly be payable in U.S. dollars free of any tax, deduction or offset; and that any costs, fees, or taxes, incident to enforcing the award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement; and (ii) the procedures specified in this Article 19.2 shall be the sole and exclusive procedures for the resolution of disputes between the parties arising out of or relating to this Agreement; provided however, that a party may seek a preliminary injunction, attachments or other provisional judicial relief if such action is necessary to avoid irreparable damage or to preserve the status quo. Despite such action, the parties will continue to participate in good faith in the procedures specified in this Article 19.2.

IN WITNESS whereof the Parties have caused this Agreement to be executed on the date first written above.

On behalf of      :        IPC INFORMATION SYSTEMS INC.:

Signed by         :            /s/ S.E. Phillips
                               ----------------------
Name              :        S.E. Phillips

Title:            :        MANAGING DIRECTOR ASIA/PACIFIC
                           ------------------------------


On behalf of      :        TRADE WIND MARKETING PTY LTD.
                           -----------------------------
Signed by         :             /s/ A.C. Walton
                           -----------------------------
Name              :        A.C. Walton
                           -----------------------------
Title             :        DIRECTOR
                           -----------------------------

                                  CONFIDENTIAL

                                  CONFIDENTIAL


                           SCHEDULE 1 TO THE AGREEMENT

                                  THE PRODUCTS

The following is the range of Products that IPC Information Systems Inc. will make available to the Distributor for sale in the Territory under this Agreement.

Within the table below, items 1 to 3 inclusive are Hardware including operating Software and item 4 is Software.


         1.   Switches                            3.       Peripherals
Alliance 100, 200 & 300                    Cleardeal 8 channel & 4 channel
MX                                         Bridge Range of Products
                                           Nice Voice Recorders
         2.   Consoles                            4.       Software
MX Tradephone                              CTI Suite of Products
Slimline Control/Pagination Module
Classic Control/Pagination Module

                                  CONFIDENTIAL


                           SCHEDULE 2 TO THE AGREEMENT

                            DISTRIBUTOR'S OBLIGATIONS


The Distributor undertakes to perform the following obligations in accordance with this Agreement. This listing is not intended to be exclusive but to set operational standards to be followed. The activities detailed in this Schedule are in addition to any other obligations as detailed elsewhere in this Agreement.

A.       SALES ADMINISTRATION AND MARKETING

1. On the first working day of each quarter, to provide a month by month forecast of prospects and orders for the subsequent six (6) months. In addition to these forecasts, the Distributor shall at the same time supply to IPC Information Systems Inc. a written monthly report detailing:

         - sales prospects and sales achieved/orders received by the Distributor; - market intelligence and, in particular, competitors activities, and market sizepenetrat ion;
         -        win/loss  sales reports  (loss  reports to include  reason for loss and details of the once prospective customer);
         -        customer complaints, praise and enquiries;
         - location and use of any of the Products sold in connection with this Agreement, including any physical moves or changes in use;
         - the numbers and nature of repairs and other after sales services provided by the Distributor;
         - inventory of stock of the Products held by the Distributor as appropriate;
         -        if applicable,  suggested Products enhancements;
         - if applicable, advice regarding local law, environmental conditions, safety standards, business practices and all other necessary approvals which might affect the sales of the Products or their use including, but not limited to, those approvals required for network connection of the Products;
         - any other information relating to the Products, customers or the performance of this Agreement which is likely to be of benefit to either IPC Information Systems Inc., the Distributor or their customers.

2. To identify to IPC Information Systems Inc. at the commencement of this Agreement (and subsequently at the start of each twelve (12) month period subsequent to the initial twelve month duration of the Agreement) the respective annual sales target.

3. To consult with and obtain the prior written authorization of IPC Information Systems Inc. in the event of any customer requirement which in any way is not expressly covered by the specific terms and conditions of this Agreement. IPC Information Systems Inc.'s authorization shall be obtained prior to any representation, undertaking or opinion which is not expressly permitted by the terms and conditions of this Agreement, being given either orally or in writing by the Distributor to any third party or customer.

4. To provide, upon reasonable request, copies to IPC Information Systems Inc. of bids, quotations and tenders relating to the Products as submitted by the Distributor to any potential customer.

5. To fund visits to IPC Information Systems Inc.'s premises in the United States of America, or an alternative suitable location, for its staff to attend sales reviews, at least on an annual basis.

6. To hold at the Distributor's premises and at the Distributor's expense facilities and Products, based upon an agreed Product demonstration list, to demonstrate the operation of the Products to potential customers. The Distributor, when requested by IPC Information Systems Inc. or a third party, shall provide at the Distributor's expense a demonstration of the Products at the Distributor's premises.

7. To nominate a named room manager who shall have specific responsibility for customer demonstrations and demonstration room management.




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                                  CONFIDENTIAL

8. As appropriate to the market in the Territory, to translate and print local language versions of all product information including literature describing the Products as well as user guides and associated documentation. The Distributor shall do this at its own expense.

9. To procure and maintain mobile demonstration equipment at the Distributor's expense for demonstrating the Products at third party premises or sites should IPC Information Systems Inc. or such third party request such a demonstration or should IPC Information Systems Inc. request that the Distributor perform such a demonstration at a trade show or some other promotional event.

10. To advertise and promote the Products at the Distributor's expense and in such a manner and through such a media as shall increase the sale of the Products in the Territory provided that the text of all proposed advertising and promotional material shall be subject to IPC Information Systems Inc.'s prior approval. The Distributor shall hold a marketing budget and agree a marketing plan for the sale of the Products with IPC Information Systems Inc. at the commencement of this Agreement and thereafter at the start of each twelve (12) month period following the initial twelve (12) month duration of this Agreement.

B.       SALES PRACTICE

1. To ensure that all efforts and resources are applied as necessary in order to exceed the sales targets and volumes agreed between the Distributor and IPC Information Systems Inc. To take a flexible approach to pricing, particularly in the case of IPC Information Systems Inc.'s global customers, and reflecting the competitive nature of both the worldwide and local markets.

2. To conduct sales presentations as and when requested by IPC Information Systems Inc. or a third party.

3. To refrain from establishing or maintaining branches or distribution depots for the sale of the Products outside the Territory except as otherwise might be formally agreed in writing between the Distributor and IPC Information Systems Inc. separate to and outside this Agreement. However, the Distributor undertakes to notify IPC Information Systems Inc. promptly of any opportunities arising for the supply of the Products - or any related items or service - to a third party in any area outside the Territory which is not covered by this Agreement.

4. To ensure that all the sales staff of the Distributor involved in the sale of the Products are dedicated to the distribution of the Products, are trained to the standard required by and agreed with IPC Information Systems Inc., consisting of individuals with a skill set to fit IPC Information Systems Inc.'s current range of Products and other products. Such individuals must have a sufficient understanding of the English language and other local languages to enable them to perform the Distributor's obligations hereunder.

5. To demonstrate to IPC Information Systems Inc. the potential to distribute additional and future products and services, not limited to the Product range detailed herein.

6. To provide IPC Information Systems Inc. with local quotations for installation activities at rates which the Distributor can demonstrate are competitive in the Territory.

7. To agree with IPC Information Systems Inc. a service plan for use with IPC Information Systems Inc.'s global customers in the Territory, holding quarterly reviews with those customers and providing IPC Information Systems Inc. with regular feedback through the use of customer questionnaires and the like.

C.       CUSTOMER SERVICE

1. To operate during local business hours (08.00-17.00) a service centre with a 'help desk' to act as a central point of contact for fault reporting and to designate a named single point of contact for installation and warranty services to be provided by the Distributor. This help desk shall consist of an acceptable fault tracking system. Such point of contact and all other installation and support staff shall be suitably trained, qualified and experienced to ensure that all support services shall be

                                  CONFIDENTIAL

         performed in a timely and efficient manner to the customers' complete satisfaction. Escalation procedures shall be established for both technical and managerial contact, within and outside of local office hours.

2. To deliver and install the Products on customers' premises in accordance with standards defined by IPC Information Systems Inc. To perform pre-agreed acceptance tests. To provide and perform first line maintenance cover and support for the Products in order to fulfil warranty obligations and continuing maintenance cover if included by a customer in their order. The Distributor shall provide all tools (including standard computer based project management tools, such as "Microsoft Project") necessary to perform these services.

3. To provide project management, installation (at pre-agreed prices), and, if ordered under a separate agreement, maintenance and support for IPC Information Systems Inc.'s customers in the Territory.

4. To maintain adequate levels of stock of the Products, replacement parts therefor and recommended test equipment as may be necessary to meet demand for the Products or as may be prescribed by IPC Information Systems Inc. from time to time and as detailed in section D of this
         Schedule 2.

5.       To  provide  on site  customer  training,  to the  satisfaction  of IPC
         Information Systems Inc. and all customers, in order to ensure the ability of customers to maintain and use the Products effectively.

6. As detailed in Clause 3 of this Agreement, to obtain all necessary Licenses in the name of IPC Information Systems Inc. to the extent possible, and if any are obtained in the name of the Distributor, they shall be transferred to IPC Information Systems Inc. if permitted by local law upon termination or expiry of this Agreement .

7. To maintain in a format advised by IPC Information Systems Inc. a record of faulty parts and their replacements (whether replaced under warranty or maintenance provisions) supplied to and returned from customers and to supply a copy of this record to IPC Information Systems Inc. with the monthly report previously referred to in Section Al above.

8. To conduct site and room surveys and produce comprehensive reports room plans and project plans as may be required by IPC Information Systems Inc. at the time of receiving the Distributor's Purchase Order or thereafter.

9. To process and subsequently project manage customer orders, Purchase Orders placed by the Distributor in relation to this Agreement and this Agreement itself in order to ensure both customer satisfaction and compliance with the terms, conditions and Schedules of this Agreement and any related order.

10.      To promptly  bring to IPC  Information  Systems  Inc.'s  attention  any claims or lawsuits (actual or potential) which come to the Distributor's attention which concern alleged infringements of any improper or wrongful use of IPC Information Systems Inc.'s intellectual property rights or other intellectual property rights used in respect of the Products.

11. To ensure that the environmental conditions at the customer's premises where the Products are to be kept are in accordance with those as detailed in any manuals and user guides as may be provided by IPC Information Systems Inc. or as otherwise advised in writing by IPC Information Systems Inc.

12.      To  nominate  and  make  available  a  sufficient  number  of  suitably qualified and experienced personnel for attendance on the IPC Information Systems Inc. training courses, detailed in Schedule 5, to enable the Distributor to fulfil its obligations under this Agreement for installation, maintenance and support for customers in the Territory. The Distributor is to ensure thereafter that an adequate number of fully trained personnel are available at any one time to perform the Services to meet customer demand.

13. To carry out all Software and other Product upgrades as requested by IPC Information Systems Inc.

                                  CONFIDENTIAL


14. To obtain acceptance certificates from all customers and promptly provide IPC Information Systems Inc. with a copy of the same.

D.       SPARES HOLDING

1. IPC Information Systems Inc. shall recommend appropriate spares holdings that the Distributor will be required to procure to support customers on a case by case basis at the time the configured Products are defined and the quotation submitted to the Distributor for those Products.

2. Spares can be purchased from IPC Information Systems Inc. at the then current Distributor list price which is issued separately. Orders for spare and replacement parts shall be subject to a minimum order value of $500.

         Repair Costs

3. Faulty parts not covered under the terms of IPC Information Systems Inc.'s warranty that are to be repaired under the repair return procedure described in Schedule 6 (section B) to this Agreement shall be repaired by IPC Information Systems Inc. at the then current repair price list.

4. Subsequent to the warranty period the distributor is to pay to IPC 2% of the CIF figure for all goods provided to the distributor. This figure is to be pro-rated in 4 quarters for systems in warranty and is payable on the 1st October annually.

                                  CONFIDENTIAL

                           SCHEDULE 3 TO THE AGREEMENT

                   IPC INFORMATION SYSTEMS INC.'S OBLIGATIONS

Subject to and in accordance with this Agreement, IPC Information Systems Inc. shall perform those obligations as detailed below as well as such other obligations of IPC Information Systems Inc. as detailed within this Agreement where the same are not mentioned below.

A.       SALES ADMINISTRATION AND MARKETING

1. To provide agreed quotations as reasonably requested by the Distributor and subject to acceptance of Purchase Orders to supply quantities of the Products, at the quoted valid Prices. To use its reasonable endeavours, where applicable, to provide market entry pricing, if such is a new Territory from IPC Information Systems Inc.'s perspective and to provide the Distributor with packaged pricing models where such are developed by IPC Information Systems Inc. Prices will normally be provided in US Dollars - if IPC Information Systems Inc. agrees to provide Prices in other currencies IPC Information Systems Inc. reserves the right to revise the same to reflect fluctuations in relevant exchange rates.

2. To supply to the Distributor, at valid quoted Prices, the volume of spare and replacement parts of the Products as the Distributor may order necessary to meet the service needs of the Distributor's customers in the Territory, such volume being previously agreed between the Distributor and IPC Information Systems Inc.

3. To agree with the Distributor an annual marketing plan which shall contain relevant details of joint strategy and details of agreed actions to be performed by the Parties during the course of the following twelve (12) month period.

4. To provide Product brochures, news of Product updates and results of relevant market surveys (if any) as may apply to the Territory. IPC Information Systems Inc. shall also assist the Distributor, to the extent it is reasonably able to do, with the development of the Distributor's own market communication plans.

5. To share sales information from other territories to the extent that the same are relevant to the Territory to support local sales, to use its reasonable endeavours to leverage local business from IPC Information Systems Inc.'s global customers as might be present in the Territory and to visit the Territory from time to time to participate in sales review meetings and to assist with specific and pre-agreed major sales.

6 At IPC Information Systems Inc.'s discretion and subject to a minimum of two (2) working days notice, to provide specialist sales support in the Territory upon the request of the Distributor and at the Distributor's expense. Such expense to the Distributor shall comprise the travel, accommodation and subsistence costs of any specialist staff provided by IPC Information Systems Inc. to render such support and any additional materials provided.

7. Where IPC Information Systems Inc. determines that assistance is reasonably required by the Distributor with (i) the installation and commissioning of the Products at the first two (2) customer sites in the Territory; (ii) the installation and commissioning of new products or significant changes made to the Products; or (iii) subsequent to (i) and (ii), then IPC Information Systems Inc. shall, subject to the Distributor paying IPC Information Systems Inc. its quoted charges for the provision of such assistance, use its reasonable endeavours to provide such assistance.

8. Where a customer requires provision of IPC Information Systems Inc. involvement in training and such has been pre-agreed with IPC Information Systems Inc., IPC Information Systems Inc. will use its reasonable endeavours to assist, subject to the customer agreeing in writing to paying IPC Information Systems Inc.'s charges for the same.

9. To provide, at the Distributor's request and expense, any of the Products for trials at a customer's premises for a minimum period of three (3) months. Such an arrangement shall be subject to IPC




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         Information  Systems Inc.'s agreement on a case by case basis and shall not constitute a sale for the purposes of establishing whether agreed volumes of sales have been achieved.

B.       SUPPORT

1. To provide a third-line support help desk which can be called by the Distributor during normal office hours as follows: 08.30 to 17.00 US time Monday to Friday, excluding public and bank holidays. Priority levels of reported faults shall be determined by IPC Information Systems Inc. according to the following:

         Emergency                  -       service critical
         High                       -       service affecting
         Medium                     -       non-service affecting
         Enquiry                    -

Between the hours of 08.30 - 17.00 US time Monday to Friday excluding US public holidays the IPC Information Systems Inc. help desk can be contacted on:

         Tel:     +1 (203) 339-7189

Outside these hours a voicebank facility is available. The Distributor should leave a message giving the person's name, Distributor's name, telephone number, customer's name and a brief description of the problem. The on-call engineer will be paged and will respond as soon as reasonably possible.

Between the hours of 17.00 - 08.30 US time Monday to Friday and all day Saturday and Sunday the IPC Information Systems Inc. voicebank can be contacted on:

         Tel:     +1 (203) 339-7189

All times quoted are US Eastern Standard Time. The Distributor must make allowance for changing to US Eastern Daylight Savings Time and any local deviations.

2. To provide agreed training at IPC Information Systems Inc.'s expense and at a place nominated by IPC Information Systems Inc., to key technical and sales personnel of the Distributor as detailed in
         Schedule 5.

3. To provide the Distributor with such quantities of technical information written in the English language as IPC Information Systems Inc. determines is necessary to enable the Distributor to promote and support sales of the Products in the Territory.

4.       To  provide   advice  in  regards  to  room   configuration   and  site
         requirements.






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                           SCHEDULE 4 TO THE AGREEMENT

                IPC INFORMATION SYSTEMS INC.'S CONDITIONS OF SALE

The following are IPC Information Systems Inc.'s Standard Conditions as of the date of signature of this Agreement. IPC Information Systems Inc. reserves the right to amend these without prior notice.





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Conditions for the Export Sale of Equipment

1.       Definitions and Application

"IPC Information Systems Inc."      means IPC Information Systems Inc.

"Contract"                          means these conditions.

"Customer"                          means Trade Wind Marketing Pty Ltd.

"Equipment"                         means the  things  sold or  supplied  by IPC
                                    Information  Systems  Inc.  to the  Customer
                                    under  the   Contract   and   includes   any
                                    software.

"IPC Group Company" means any company which directly or indirectly controls or is controlled by IPC Information Systems, Inc., whether through the holding or controlling of a majority of the voting rights or the right to appoint or remove a majority of the board of directors, or otherwise.

2.       Content of Contract

2.1 No variation of these Conditions will have effect unless agreed in writing by IPC Information Systems Inc. and the Customer. These Conditions will not be varied or replaced by any contract terms proposed by the Customer.

2.2 No employee of IPC Information Systems Inc. or its agents has authority to make any warranty, statement or promise concerning the Equipment except in writing signed by a duly authorised employee of IPC Information Systems Inc.

2.3 Except where the Customer relies on IPC Information Systems Inc.'s written advice, it is the Customer's responsibility to satisfy itself as to the suitability of the Equipment for its needs.

2.4 IPC Information Systems Inc. may make minor alterations to the specification of the Equipment which do not affect the Equipment's performance.

3.       Consents: Installing The Equipment; Access; Use Of Agent

3.1 This paragraph 3 applies only if the Customer requires installation of the Equipment.

3.2      The  Customer  will  at  its  own  expense,   and  in  advance  of  any
         installation work:

(a)      obtain  all  necessary  consents  for the  installation  and use of the
         Equipment,   including  consents  for  any  necessary   alterations  to
         buildings;
(b)      ensure that any floor loading limits will not be exceeded;
(c) provide suitable accommodation, foundations and environment for the Equipment; including all necessary bunking, conduits and cable trays;
(d) provide electric power needed by IPC Information Systems Inc. in installing, testing and maintaining the Equipment;
(e) provide a suitable and safe working environment for IPC Information Systems Inc. personnel and those of its agents;
(f) take up or remove, in time to allow IPC Information Systems Inc. to carry out installation, any fitted or fixed floor coverings, ceiling tiles, suspended ceilings and partition covers, and carry out afterwards any making good or decorator's work required.

3.3 Employees of IPC Information Systems Inc. will observe the Customer's reasonable site regulations previously advised in writing to IPC Information Systems Inc. In the event of any conflict between such site regulations and these Conditions the latter will prevail.

3.4      The  Customer  will  provide  IPC  Information   Systems  Inc.  at  all
         reasonable times with full and convenient access to the Customer's and other premises for the purposes of carrying out IPC



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         Information  Systems  Inc.'s  obligations  under  this  Contract.   IPC
         Information Systems Inc. will normally carry out work during its usual working hours but may, on reasonable notice, require the Customer to
         provide  access  at  other  times.   At  the  Customer's   request  IPC
         Information Systems Inc. may agree, exceptionally, to work outside usual working hours; the Customer will pay IPC Information Systems Inc.'s reasonable charges for complying with such request.

3.5 At its discretion IPC Information Systems Inc. may employ an agent or agents to fulfil its obligations in relation to installation.

4.       Connection to Network

         Installation of the Equipment under this Contract does not include connection to a telecommunications network. Where the Equipment is to be connected to a telecommunications network or circuit run by IPC
         Information Systems Inc. or a third party, it is the Customer's responsibility to arrange for such connection to be made, to pay any connection charge and to comply with any conditions relating to connection.

5.       Delivery and Acceptance

5.1 IPC Information Systems Inc. will deliver the Equipment CIP Incoterms 1990 Edition.

5.2 Where the Equipment is to be delivered or ready for service by a date specified by the Customer or by IPC Information Systems Inc., such date is to be treated as an estimate only and IPC Information Systems Inc. will not have any liability to the Customer for failure to meet that date.

5.3 If IPC Information Systems Inc. is delayed in or prevented from delivering or installing the Equipment by any date specified under paragraph 5.2 due to any delay or default on the part of the Customer, IPC Information Systems Inc. may (in addition to any other remedies) on written notice to the Customer, add to the Contract price a reasonable sum in respect of any additional costs it incurs.

5.4      Where  the  Equipment  is  installed  under  this  Contract,   but  not
         otherwise, IPC Information Systems Inc. will carry out any tests necessary to ensure that the Equipment is in working order. Acceptance of the Equipment by the Customer will take place on the Acceptance Date which will be the earlier of:

         (a) the date when IPC Information Systems Inc. notifies the Customer that the Equipment has been made available to the Customer; or

         (b)      the date when the Customer begins to use the Equipment.

5.5 Minor faults which do not affect the Equipment's performance will not prevent the Equipment from being accepted by the Customer, but IPC Information Systems Inc. will remedy such minor faults within a reasonable time.

6.       Ownership and Risk

6.1 The risk of loss or damage to the Equipment will pass to the Customer at the time and point defined in Incoterms 1990, as specified in paragraph 5.1.

6.2 Ownership of the Equipment, excluding any software, will pass to the Customer on payment of the Contract price in full. At all times before payment in full:

         (a) the Equipment will stand in the Customer's books in the name of IPC Information Systems Inc.;

         (b) the Customer will take appropriate steps to notify third parties of IPC Information Systems Inc.'s interest in the Equipment.




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                                  CONFIDENTIAL


6.3 In the event of threatened seizure of the Equipment, or of appointment of a receiver or liquidator, or any other event entitling IPC Information Systems Inc. to terminate this Contract under paragraph 13 the Customer will immediately notify IPC Information Systems Inc. and IPC Information Systems Inc. will be entitled to enter the Customer's premises and repossess the Equipment.

7.       Limited Warranty

7.1 Subject to the provisions of this paragraph 7, IPC Information Systems Inc. warrants that each item of Equipment purchased by Distributor will conform to its written specifications and will be free from defects in materials and workmanship for a period of twelve (12) months (or any other period notified to the Customer by IPC Information Systems Inc.) from the Acceptance Date (the "Warranty Period"). If IPC Information Systems Inc. is notified of a warranty claim during the Warranty Period, IPC Information Systems Inc. will replace or (at its option) repair the faulty part free of charge, provided that:

         (a) the Equipment has been properly kept, installed, tested, used and maintained in strict accordance with the manufacturer's or IPC Information Systems Inc.'s instructions, if any, and has not been modified except with IPC Information Systems Inc.'s prior written consent;

         (b) the fault is not due to damage (including lightning and electrical damage), interference with or maintenance of the Equipment by persons other than IPC Information Systems Inc. or its agents;

         (c) the fault is not due to a fault in a design or configuration provided by the Customer.

7.2      This warranty does not cover fair wear and tear.

7.3 In the case of Equipment capable of being removed by the Customer, the Customer will be required to return faulty Equipment to IPC Information Systems Inc. freight prepaid. IPC Information Systems Inc. will replace or repair the faulty Equipment and send back it back to the Customer freight prepaid.

7.4 IPC Information Systems Inc. does not warrant that any software supplied under this Contract will be free of all faults or that its use will be uninterrupted, but IPC Information Systems Inc. will remedy defects which significantly impair performance within a reasonable time.

7.5 At its discretion IPC Information Systems Inc. may employ an agent or agents to fulfil its obligations under this guarantee.

7.6 IPC Information Systems Inc. may make a reasonable charge in respect of any visit or attempt, at the Customer's request, to repair the Equipment where either no fault is found to exist, or the fault is not covered by this warranty.

7.7 THE FOREGOING WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IPC INFORMATION SYSTEMS INC. ' S SOLE OBLIGATION AND DISTRIBUTOR'S SOLE AND EXCLUSIVE REMEDY FOR A BREACH OF THIS AGREEMENT OR OF ANY WARRANTY GRANTED HERE UNDER SHALL, AT IPC INFORMATION SYSTEMS INC. ' S SOLE OPTION AND EXPENSE, BE LIMITED TO THE REPAIR OR REPLACEMENT OF THE DEFECTIVE OR NON-CONFORMING PRODUCT. NO AGENT OR EMPLOYEE OF IPC INFORMATION SYSTEMS INC. IS AUTHORIZED TO EXTEND ANY REPRESENTATION OR WARRANTY BEYOND THAT EXPRESSLY PROVIDED HEREIN. THIS WARRANTY SHALL BE SUBJECT TO IPC INFORMATION SYSTEMS INC. ' S CONFIRMATION OF THE ALLEGED DEFECT OR NON-CONFORMITY AND DOES NOT INCLUDE AND IPC INFORMATION SYSTEMS INC. DISCLAIMS ANY LIABILITY FOR ANY LABOR OR PARTS REQUIRED TO REPAIR OR REPLACE ANY PART OR COMPONENT OF A PRODUCT OR SYSTEM IF SUCH REPAIR OR REPLACEMENT IS REQUIRED AS A RESULT OF ANY FORCE MAJEURE EVENT, OR ATTACHMENT, ALTERATION, MISUSE, TAMPERING, ACCIDENT, OR ABUSE OF THE



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                                  CONFIDENTIAL


         PRODUCTS BY DISTRIBUTOR, CUSTOMER OR ANY THIRD PARTY. ANY SUCH EVENT OR ACTION SHALL VOID IPC INFORMATION SYSTEMS INC.'S WARRANTY GRANTED HEREUNDER.

7.8 Distributor shall be responsible for that portion of any warranty it grants to any Customer without IPC Information Systems Inc.' s prior written approval which exceeds, whether in time or in scope, that provided to Distributor by IPC Information Systems Inc. under the terms of this Agreement. Distributor shall indemnify and hold harmless IPC Information Systems Inc. for any and all losses, damages, expenses and costs, including attorneys' fees, which arise from or relate to any claims, actions or proceedings brought by or threatened to be brought by any Customer in connection with such extended warranties.

8.       Software and Documentation

                  [NOTE: THESE PROVISIONS ARE SUBJECT TO REVISION]

8.1 This paragraph 8 does not apply to the extent that it is inconsistent with any separate software licence, sublicense or agreement made between the Customer and (i) any IPC Group Company, (ii) any Distributor of IPC Products, or (iii) any third party licenser of software provided in connection with the sale, installation, operation or maintenance of Products.

8.2 The intellectual property rights in all software, operating manuals, documents, drawings and information ("the Intellectual Property") supplied to the Customer remain IPC Information Systems Inc.'s property or that of IPC Information Systems Inc.'s licensor.

8.3 IPC information Systems Inc. grants the Customer a non-exclusive non-transferable licence or sublicense to use the Intellectual Property for the purpose of using the Equipment and for no other purpose. Any Intellectual Property supplied to the Customer must not be copied, disclosed or used (except for the purpose for which they are supplied) without IPC Information Systems Inc.'s written consent.

8.4      The Customer must:

         (a) not reproduce the software except to the extent strictly necessary for proper use of the Equipment and for back-up purposes, any such permitted reproduction being solely in object code form;

         (b) keep the Intellectual Property in confidence; any disclosure of it by the Customer is to be made in confidence and only to the extent strictly necessary for the proper use of the Equipment. The Customer is responsible for ensuring that such disclosure does not lead to a breach of this paragraph.

8.5 The Customer must not make modifications to the Software without IPC Information Systems Inc.'s prior written consent. The intellectual property rights, including copyright, in any permitted modifications will vest in IPC Information Systems Inc.

8.6 The Customer agrees to sign any agreement reasonably required by the owner of intellectual property in the software supplied to the Customer under this Contract for the protection of that Software.

9.       Indemnity

9.1 Subject to the provisions of this paragraph 9, IPC Information Systems Inc. will indemnify the Customer against all claims and proceedings arising from infringement(or alleged infringement) of any patent, design or copyright enforceable in the United States of America, by reason of the Customer's use or possession of the Equipment. As a condition of this indemnity the Customer will:

         (a) notify IPC Information Systems Inc. promptly in writing of any allegation of infringement;




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                                  CONFIDENTIAL


         (b)      make no admission relating to the infringement; and

         (c) allow IPC Information Systems Inc. to conduct all negotiations and proceedings and give IPC Information Systems Inc. all reasonable assistance.

9.2 If at any time an allegation of infringement of such patent, design or copyright is made, IPC Information Systems Inc. may at its own expense
         (i) procure for the Customer the right to continue to use the Equipment, (ii) modify the Equipment so as to avoid the infringement, or (iiI) replace the Equipment with non-infringing goods, provided that any such modification or replacement does not affect the Equipment's performance in a material respect.

9.3 The indemnity in paragraph 9.1 does not apply to infringements occasioned by the Customer's use of the Equipment in conjunction with other apparatus or software not supplied by IPC Information Systems Inc.; nor to infringements occasioned by designs or specifications made by the Customer. The Customer will indemnify IPC Information Systems Inc. against claims, proceedings and expenses arising from such infringements.

9.4 The indemnity referred to in paragraph 9.1 above shall be subject to the extent of the indemnity being limited to one million ($1,000,000) US Dollars in respect of all settlements or claims and proceedings (i) in any period of twelve (12) calendar months or (ii) which relate to the same or similar facts or events.

9.5 The indemnity referred to in paragraph 9.1 above states IPC Information Systems Inc.'s entire liability in respect of any infringement or alleged infringement of third party intellectual property rights and is in lieu of and replaces all other warranties in that respect including implied warranties.

10.      Charges And Payment

10.1 IPC Information Systems Inc. will invoice the Customer on the Delivery Date (CIP Incoterms 1990 Edition. The Customer will pay within 30 days of the invoice date. IPC Information Systems Inc. may charge daily interest on late payments at a rate equal to 4% per annum above the Base Lending Rate of Bank of New York.

10.2 Unless otherwise stated, prices and charges are in US Dollars, for delivery to the point mentioned in 5.1. They do not include Value Added Tax which will be added if appropriate. They include packing to IPC Information Systems Inc.'s normal export standards.

10.3 Payment will be in US Dollars to IPC Information Systems Inc.'s nominated bank account in the United States of America unless otherwise agreed in writing.

10.4 IPC Information Systems Inc. will be entitled to maintain an action for the price of the Equipment at any time after payment becomes due even though ownership of the Equipment has not passed to the Customer.

11.      Limitation of Liability

11.1 IPC Information Systems Inc. accepts liability for faults in the Equipment and for IPC Information Systems Inc.'s own negligence, but only to the extent stated in paragraph 7 and this paragraph 11. Except where expressly contained in these Conditions IPC Information Systems Inc. has no obligation, duty or liability in contract, tort (including negligence) or otherwise.

11.2 IPC Information Systems Inc. does not exclude or restrict its liability for death or personal injury resulting from its negligence.

11.3 IPC Information Systems Inc.'s liability to the Customer in contract, tort (including negligence) or otherwise arising in connection with this Contract is limited to US $1,000,000.




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11.4     IPC  Information  Systems  Inc.  will not be liable to the  Customer in contract, tort (including negligence) or otherwise for any loss (whether direct or indirect) of profits, business, or anticipated savings, or for any indirect or consequential loss or damage whatever.

11.5 Each provision of this paragraph 11 limiting or excluding liability operates separately in itself and survives independently of the others.

12.      Matters beyond IPC Information Systems Inc.'s reasonable control

         IPC Information Systems Inc. is not liable for any breach of this Contract caused by matters beyond IPC Information Systems Inc.'s reasonable control, including Acts of God, fire, lightning, explosion, war, disorder, flood, industrial disputes (whether or not involving IPC Information Systems Inc.'s employees), weather of exceptional severity or acts of local or central Government or other authorities.

13.      Termination

13.1 IPC Information Systems Inc. has the right to terminate this Contract without notice and claim for any resulting losses and expenses if the
         Customer:

         (a) commits a breach of this Contract or any other contract with IPC Information Systems Inc., that is capable of remedy, and fails to remedy the breach within a reasonable time after written notice to do so; or

         (b) commits an irremediable breach of this Contract or any other contract with IPC Information Systems Inc.; or

         (c) is the subject of a bankruptcy order, or becomes insolvent, or makes any arrangement or composition with or assignment for the benefit of its creditors, or if any of its assets are the subject of any form of seizure, or goes into liquidation, either voluntary (otherwise than for reconstruction or amalgamation), or compulsory, or has a receiver or administrator appointed over its assets, or any similar event occurs under the laws of the jurisdiction where the Customer was incorporated.

13.2 If IPC Information Systems Inc. delays in acting upon a breach of this Contract by the Customer that delay will not be regarded as a waiver of that breach. If IPC Information Systems Inc. waives a breach of this Contract by the Customer, that waiver is limited to that particular breach.

14.      Export Control

14.1 The Customer may receive equipment, software, services, technical information, training materials or other technical data ("the Controlled Supplies") which, because of their origin or otherwise are subject to the United States of America export control regulations or the laws or regulations of another country. In such case, provision of the Controlled Supplies shall be conditional upon the parties obtaining and providing all necessary consents. The parties shall provide reasonable assistance to each other to obtain such consents.

14.2 The Customer agrees to comply with any applicable export or re-export laws or regulations, including obtaining written authority from the US government if the Customer intends at any time to re-export any items of US origin to any proscribed destination.

15.      Assignment

         Neither the Customer nor IPC Information Systems Inc. may assign or transfer any of their rights or obligations under this Contract, without the written consent of the other, save that IPC Information Systems Inc. may without consent assign or transfer its rights or obligations to any IPC Group Company or to any company where an IPC Group Company has effective control.

16.      Applicable Law, Jurisdiction and Arbitration



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                                  CONFIDENTIAL


16.1 The construction, validity and performance of this Contract shall be governed in all respects by the substantive law of the State of New York, USA applicable to agreements to be made and performed therein. The parties hereby submit to the nonexclusive jurisdiction of the courts of the State of New York and the federal courts of the USA located therein.

16.2 Any bona fide dispute arising out of or relating to this Contract or the breach, termination or validity thereof, which has not been resolved within sixty (60) days of notice thereof by the party claiming a dispute, shall be finally settled by arbitration conducted in accordance with the International Arbitration Rules of the American Arbitration Association by three independent and impartial arbitrators, of whom each party shall appoint one.

16.3 The place of arbitration shall be the State of New York, County of New York, U.S.A. and all proceedings shall be in English. The arbitration shall be governed by the substantive law of the State of New York, exclusive of its conflict of laws rules, and the law applicable to the arbitration procedure shall be the United States Arbitration Act, 9 U.S.C. Section 1 et seq. Judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof.

16.4 The parties agree that (i) the award of the arbitrators shall be the sole and exclusive remedy between them regarding any claims, counterclaims, issues or accountings presented or pled to the arbitrators; that is shall be made and shall promptly be payable in U.S. dollars free of any tax, deduction or offset; and that any costs, fees, or taxes, incident to enforcing the award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement; and (ii) the procedures specified in this paragraph 16 shall be the sole and exclusive procedures for the resolution of disputes between the parties arising out of or relating to this Contract; provided however, that a party may seek a preliminary injunction, attachments or other provisional judicial relief if such action is necessary to avoid irreparable damage or to preserve the status quo. Despite such action, the parties will continue to participate in good faith in the procedures specified in this paragraph 16.





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                                  CONFIDENTIAL


                           SCHEDULE 5 TO THE AGREEMENT

                                    TRAINING

1. Providing the Distributor makes a minimum of three (3) of its staff available, IPC Information Systems Inc. shall make available to the Distributor three (3) places on a training course, at a place to be designated by IPC Information Systems Inc., but normally within the United States of America, free of charge covering (i) an initial introductory training course when the parties enter into this Agreement and (ii) for each new product range introduced into the Territory for distribution by the Distributor. All costs for wages, travel and subsistence for the Distributor's staff shall be payable by the Distributor and not IPC Information Systems Inc.

2. IPC Information Systems Inc. shall make available two (2) places on a sales training course to be held at a place to be designated by IPC Information Systems Inc. in the United States of America. All costs for wages, travel and subsistence for the Distributor's staff shall be payable by the Distributor and not IPC Information Systems Inc.

3. Any courses subsequently required by the Distributor, including but not limited to refresher training and any training that the parties agree shall take place in the Territory shall be chargeable (trainer's fees, travel, subsistence and accommodation) by IPC Information Systems Inc., payable by the Distributor.

4. Only personnel proficient and suitably qualified to enable an understanding of the basic principles underlying such product installation, maintenance and support training shall be permitted to attend.

5. All training shall be in the English language and all documentation provided shall be in English. If any interpreter is required by IPC Information Systems Inc., provision shall be the sole responsibility of the Distributor.

                                  CONFIDENTIAL


                           SCHEDULE 6 TO THE AGREEMENT

                             REPAIR RETURN PROCEDURE

1.       Introduction

1.1 When it is necessary to return any item of the Products supplied by IPC Information Systems Inc. the following "Repair Return Procedure" shall be followed. This procedure covers the standard exchange and return service.

1.2 The Distributor shall order such spares stockholding as recommended by IPC Information Systems Inc. for the purpose of ensuring that its maintenance support obligations to the customer are met.

2.       Procedures for return of Products

2.2 Prior to shipment of any item for maintenance exchange, the Distributor shall send a Maintenance Exchange Request (MEX Request) to IPC
         Information Systems Inc. by fax on XXXXX detailing the following information:

         a)       The Distributor's MEX account number
         b)       The IPC Information Systems Inc. partcode and description
         c)       Name of site  and  customer
         d)       Quantity  of  replacements   required
         e)       The Distributor's fault label reference
         f)       The proposed shipping details
         g)       Serial number of the Product

2.2      The faulty Product shall be returned to:

         IPC INFORMATION SYSTEMS INC.

         [Address]

2.3 All Products returned must be properly packaged to prevent any damage in transit and have enclosed a fault label in a format to be provided by IPC Information Systems Inc. The information regarding the fault supplied on the fault label by the Distributor must be sufficient to enable the repair to be investigated evaluated.

2.4 Full and complete shipping documents must be enclosed with the equipment returns comprising:

         a)       Packing list
         b)       Pro-forma invoice
         c)       MEX reference number
         d)       Fault label for each item
         e)       Copy of the MEX Request

2.5 The Distributor shall be responsible for all insurance and transportation costs and customs duties that may be thereby incurred and suffer the risk of loss or damage to the Products whilst in transit.

3.       Exchange and Return Service

3.1 On receipt of faulty Products from the Distributor at the address specified in paragraph 2.2 (properly packaged and with all appropriate documentation as required herein) IPC Information Systems Inc. will, subject as herein provided, use its reasonable endeavours to deliver replacement equipment CIP (Incoterms 1990) to the port of import in the Territory, for collection by the Distributor, within 30 days from such receipt.

3.2 Any Products (or any parts of a Product) returned to IPC Information Systems Inc. under these exchange and return arrangements shall (upon replacement) become the property of IPC Information

                                  CONFIDENTIAL


         Systems Inc. and the Distributor warrants either that it shall have a free and unencumbered title to such Products or (where the equipment is leased or charged) that it shall have obtained all necessary consents to part with possession and give good title to such equipment to IPC Information Systems Inc.

4.       IPC Information Systems Inc. Warranty on Replacement Products

4.1 If, during the period of three (3) months (or such other period as IPC Information Systems Inc. and the Distributor may agree in writing) from when replacement Products leave IPC Information Systems Inc.'s warehouse for delivery CIP to the Distributor, or within the original warranty period, whichever is the greater, IPC Information Systems Inc. is notified of a fault in the replacement Products, IPC Information Systems Inc. will replace (or at its option) repair the faulty part free of charge provided that :

         4.1.1 the Products have been properly installed, tested kept, used and maintained in strict accordance with the manufacturers or IPC Information Systems Inc.'s instructions (if any) and has not been modified except with IPC Information Systems Inc.'s prior consent;

         4.1.2 the fault is not due to accidental or wilful damage (including lightning) or any damage caused by mains electrical surges or failures or electromagnetic interference.

4.2 It will be the Distributor's responsibility to return faulty equipment to IPC Information Systems Inc. at the address specified in paragraph
         2.2 at its own expense (in accordance with Clause 2 to this Schedule 6) unless IPC Information Systems Inc. agrees otherwise.

4.3 As it is not possible for Software to be tested in every possible permutation IPC Information Systems Inc. does not warrant that Software supplied in replacement Products will be free of all faults or that its use will be uninterrupted but defects which significantly impair performance will be remedied under this warranty.

4.4 Where applicable IPC Information Systems Inc. does not warrant or accept liability for calibration of replacement Products nor for the provision, procurement or replacement of test certificates.

4.5 The parties may, at their discretion (but without absolving themselves from any contractual responsibility) appoint an agent, agents or sub-contractors to perform their respective obligations under this paragraph 4.

5.       Return of Replacement Products to the Distributor

5.1 IPC Information Systems Inc. will notify the Distributor as soon as replacement Products are sent out from IPC Information Systems Inc.'s warehouse at ________________________.

5.2 IPC Information Systems Inc. will package all replacement Products and send them CIP (Incoterms 1990) to the port of import in the Territory.

5.3 IPC Information Systems Inc. will supply a packing list (of the Products) and a shipping invoice.

6.       Charges for Replacement Products

6.1 The charges for replacement Products will be the rates set by IPC Information Systems Inc. from time to time.

6.2 New Product (spares) prices and the repair prices if issued by IPC Information Systems Inc. will apply for a period of 12 months from the date of their formal issue within IPC Information Systems Inc., (not necessarily 12 months from the date of this Agreement). Thereafter such prices may be revised by IPC Information Systems Inc. from time to time, IPC Information Systems Inc. giving at least 3 months written notice to the Distributor.

6.3 All charges are exclusive of VAT, other applicable sales taxes and duties.

                                  CONFIDENTIAL


6.4 Upon payment of the extended warranty amount, then all items will be as per warranty.

7.       Payment Terms

7.1 IPC Information Systems Inc. will invoice the Distributor annually on the 1st October for the following year's extended warranty period.

7.2 Invoices shall be paid by the Distributor to IPC Information Systems Inc. in US Dollars within 30 days of the date of the invoice.

8.       Damaged/Incomplete Product Returns

8.1 If Products are returned to IPC Information Systems Inc. (whether or not under IPC Information Systems Inc. warranty) without a fault label or without adequate details on a fault label, or are returned damaged, incorrectly packaged or incomplete (meaning component parts have been removed or modified by the Distributor or the Distributor's customer without prior written consent from IPC Information Systems Inc.) then any warranty is automatically invalidated.

8.2      Replacement  Products shipped to the Distributor  pursuant to paragraph
         8.1 of this Schedule 6 will be charged at the then current price.

9.       Substitute Products

9.1 IPC Information Systems Inc. reserves the right to replace faulty Products with replacement products which do not have an identical specifications provided that the replacement product is of a similar quality and has a similar performance capability.

                                  CONFIDENTIAL


                           SCHEDULE 7 TO THE AGREEMENT

                                SOFTWARE LICENSE


Subject to the terms contained in this Software License, IPC Information Systems Inc. grants to Licensee a nonexclusive, perpetual, non-transferable, paid-up license (I)to use the Software furnished pursuant to the Agreement which is proprietary to IPC Information Systems Inc. or its suppliers, contained as an integral part of the Products; and (2) to install and use each item of Software not an integral part of the Products; and (3) to use the associated documentation. Licensee is granted no title or ownership rights in or to the Software, which rights shall remain with IPC Information Systems Inc. or its suppliers.

IPC Information Systems Inc. considers the Software to contain Intellectual Property Rights and other proprietary and Confidential Information of IPC Information Systems Inc. and/or its suppliers. Such rights and Information include, without limitation thereto, the specific design, structure and logic of individual Software programs, their interactions with other portions of Software, both internal and external, and the programming techniques employed therein. In order to protect those rights and maintain the confidential and proprietary status of the information contained within the Software, the Software is being delivered to Licensee in object code form only. IPC Information Systems Inc. or its suppliers holding any intellectual property rights in the Software, and/or any third party owning any intellectual property rights in software from which the Software was derived, are intended third party beneficiaries of this Software License. All grants of rights to use intellectual property intended to be accomplished by this Software License are explicitly stated and no additional grants of such rights shall be inferred or created by implication.

Licensee shall:

X hold the Software in confidence for the benefit of IPC Information Systems Inc. and/or its suppliers;
X keep a current record of the location of each copy of the Software made by Licensee;
X affix to each copy of Software made by it, in the same form and location, a reproduction or the copyright notices, trademarks and all other proprietary legends and/or logos of IPC Information Systems Inc. and/or its suppliers, appearing on the original copy of such Software delivered to Licensee, and retain the same without alteration on all original copies;
X destroy the Software and all copies at such time as Licensee chooses to permanently cease using it.

Licensee shall not:

X use the Software (i) for any purpose other than Licensee' s own internal business purposes and (ii) other than as provided by this License;
X allow anyone other than Licensee' s employees and agents to have physical access to the Software;
X make any copies of the Software, except such limited number of object code copies in machine readable form only as may be reasonably necessary for execution or archival purposes;
X make any modifications, enhancements, adaptations or translations to or of the Software;
X attempt to reverse engineer, disassemble, reverse translate, decompile, or in any other manner decode the Software in order to derive the source code form or for any other reason.

Licensee may assign collectively its rights under this Software License to any subsequent owner of the Products, but not otherwise. No such assignment shall be valid until Licensee (a) has delegated all of its obligations under this Software License to the assignee; (b) has obtained from the assignee an unconditional written assumption of all such obligations; (c) has provided IPC Information Systems Inc. a copy of such assignment, delegation and assumption; and (d) has transferred physical possession of all Software and all associated documentation to the assignee and destroyed all of Licensee' s archival copies. Except as provided above, neither this Software License nor any rights acquired by Licensee through this Software License are assignable. Any attempt at assignment of rights and/or transfer of Software which do not strictly comply with the terms herein shall be void and conclusively presumed a material breach by Licensee.

IPC Information Systems Inc. warrants that the Software as delivered shall be of good quality and workmanship for a period of twelve (12) months from the Acceptance Date. EXCEPT FOR THE LIMITED WARRANTY SET FORTH HEREIN, THE SOFTWARE IS PROVIDED "AS-IS" AND WITHOUT

                                  CONFIDENTIAL

WARRANTY OR INDEMNITY OF ANY KIND OR NATURE. IPC INFORMATION SYSTEMS INC. SPECIFICALLY DISCLAIMS AND BUYER SPECIFICALLY WAIVES ALL WARRANTIES EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE SOFTWARE OR DEFECTS IN THE TAPE, DISKETTE OR OTHER PHYSICAL MEDIA AND DOCUMENTATION, OPERATION OF THE SOFTWARE, AND ANY PARTICULAR APPLICATION OF USE OF THE SOFTWARE. LICENSEE ACKNOWLEDGES THAT THIS LIMITATION OF WARRANTIES WAS A MATERIAL FACTOR IN THE ESTABLISHMENT OF THE PURCHASE PRICE OF THE PRODUCTS, WHICH PRICE INCLUDES THE LICENSE FEE.

REGARDLESS OF WHETHER ANY REMEDY HEREUNDER FAILS OF ITS ESSENTIAL PURPOSE, IPC INFORMATION SYSTEMS INC. SHALL NEVER BE LIABLE ON ACCOUNT OF ANY CLAIM OR CAUSE OF ACTION OF ANY KIND INCLUDING BUT NOT LIMITED TO TORT, CONTRACT, STRICT LIABILITY, BREACH OF CONTRACT, BREACH OF WARRANTY OR OTHERWISE, UNDER THIS SOFTWARE LICENSE OR OTHERWISE TO OR THROUGH LICENSEE FOR INDIRECT, CONSEQUENTIAL, EXEMPLARY, INCIDENTAL OR PUNITIVE DAMAGES, INCLUDING BUT NOT LIMITED TO LOSS OF BUSINESS OR BUSINESS INFORMATION, BUSINESS INTERRUPTION, LOST PROFITS OR OTHER ECONOMIC DAMAGE, EVEN IF IT HAS BEEN ADVISED OF, HAD REASON TO KNOW, SHOULD HAVE KNOWN OR KNEW OF THE POSSIBILITY OF SUCH DAMAGES. LICENSEE ACKNOWLEDGES THAT THE FOREGOING SENTENCE REFLECTS AN INFORMED, VOLUNTARY ALLOCATION BETWEEN THE PARTIES OF THE RISKS (KNOWN AND UNKNOWN) THAT MAY EXIST IN CONNECTION WITH THIS SOFTWARE LICENSE, THAT SUCH VOLUNTARY RISK ALLOCATION WAS A MATERIAL PART OF THE BARGAIN BETWEEN THE PARTIES AND THAT THE ECONOMIC AND OTHER TERMS OF THIS LICENSE WERE NEGOTIATED AND AGREED TO BY THE PARTIES IN RELIANCE ON SUCH VOLUNTARY RISK ALLOCATION.

NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IPC INFORMATION SYSTEMS INC.' S SOLE LIABILITY AND LICENSEE'S SOLE AND EXCLUSIVE REMEDY UNDER THIS WARRANTY WILL BE IPC INFORMATION SYSTEMS INC. ~ S USE OF REASONABLE EFFORTS TO CORRECT ERRORS IN THE SOFTWARE OR, IN IPC INFORMATION SYSTEMS INC. ~ S SOLE DISCRETION, TO REFUND THAT PORTION OF THE PURCHASE PRICE, AS DEPRECIATED ON LICENSEE' S BOOKS, APPLICABLE TO THE PORTION OF THE SOFTWARE WHICH IS DEFECTIVE.

All Software corrective revisions generally adopted by IPC Information Systems Inc. during the Warranty Period shall be provided to Licensee at no cost. All Software enhancements (Upgrades) developed by IPC Information Systems Inc. during the Warranty Period shall be made available to Licensee at IPC Information Systems Inc.' s current list price.

In the event of a breach of this Software License by Licensee, Licensee shall be deemed to have agreed that remedies available at law may not be adequate to protect the interests of IPC Information Systems Inc. and/or IPC Information Systems Inc.'s suppliers who may be entitled to equity jurisdiction of the courts.